UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): June 10, 2015 (March 9, 2015)

MEDOVEX CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-198621	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3279 Hardee Avenue Atlanta, Georgia		30341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, (ii) changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and (iii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward looking statements to reflect events or circumstances after the date hereof.

Explanatory Note

On March 9, 2015, Medovex Corp. (“Medovex”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Streamline, Inc., a Minnesota corporation (“Streamline”).  Streamline is in the business of designing, developing, manufacturing and/or marketing 510-K exempt products for use in the medical field.  On March 26, 2015, the Company closed on the acquisition of Streamline, as contemplated by the Merger Agreement.

The Company disclosed the Streamline transaction on its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015.  However, at that time, the audited financial statements (the Financials”) of Streamline were not available.  This report is filed to amend the Company’s Current Report on Form 8-K originally filed on March 11, 2015 in order to provide the Financials.

Item 9.01           Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Audited Financial Statements as of December 31, 2014 and 2013 of Streamline, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORP.
Date: June 12, 2015	By:	/s/ Jarrett Gorlin Jarrett Gorlin, Chief Executive Officer